                                                                     Exhibit 2.4


                                  JOINDER AGREEMENT


          This Joinder Agreement is dated as of June 30, 1998 among Cluett American Investment Corp. (the "COMPANY"), Vestar Capital Partners III, L.P. ("VESTAR") and each other signatory hereto (an "ADDITIONAL STOCKHOLDER").


                                W I T N E S S E T H :
                                - - - - - - - - - -

          WHEREAS, the Company, Vestar, and certain other stockholders of the Company are parties to a Stockholders' Agreement, dated as of May 18, 1998 (as amended, supplemented or otherwise modified in accordance with the terms thereof, including hereby, the "STOCKHOLDERS' AGREEMENT"; capitalized terms used but not defined herein are used herein as therein defined);

          WHEREAS, the Stockholders' Agreement provides that each holder of Common Stock or Junior Preferred Stock not already a Stockholder or a Permitted Transferee thereof may become a party to the Stockholders' Agreement with the consent of the Company and Vestar pursuant to a supplementary agreement with the Company and Vestar whereby such holder agrees to be bound by the terms hereof in the same manner as the other Initial Investors (other than Vestar) or Original Equity Holders, as the case may be; and

          WHEREAS, each Additional Stockholder is, and on the Closing Date was, a holder of Common Stock and wishes to become a party to the Stockholders' Agreement as an Original Equity Holder, and the Company and Vestar are willing to consent thereto, on the terms and conditions specified herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          1. JOINDER. Each Additional Stockholder shall hereupon be deemed to be a party to the Stockholders' Agreement as an Original Equity Holder, shall hereafter be entitled to the rights of an Original Equity Holder under the Stockholders' Agreement and hereby agrees to be bound by the terms of the Stockholders' Agreement in the same manner as the other Original Equity Holders (in each case excluding any provisions applying only to specifically named Original Equity Holders).

          2. CONSENT. By its signature below, each of the Company and Vestar hereby consents to the addition of each Additional Stockholder as an Original Equity Holder party to the Stockholders' Agreement.

          3. EFFECTIVENESS. This agreement shall become effective as to each Additional Stockholder upon its execution by the Company, Vestar and such Additional Stockholder, indicated by the date set forth above.

          4. GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein, except for matters directly within the purview of the General Corporation Law of the State of Delaware (the "DGCL"), which shall be governed by the DGCL.

          IN WITNESS WHEREOF, each of the undersigned has executed this agreement or caused this agreement to be executed on its behalf as of the date first written above.

                              CLUETT AMERICAN INVESTMENT CORP.


                              By: /s/ Steven J. Kaufman
                                 -------------------------------
                                 Title: Vice President


                              VESTAR CAPITAL PARTNERS III, L.P.


                              By:  Vestar Associates III, L.P.,
                                     its General Partner


                              By:  Vestar Associates Corporation
                                    III, its General Partner


                              By: /s/ Norman W. Alpert
                                 -------------------------------
                                 Name:   Norman W. Alpert
                                 Title:  Managing Director

                              (CONTINUED)

                              ADDITIONAL STOCKHOLDER

                              Axa Europe Actions
                              ---------------------------------------
                              (Fill in name of institution)


                              By: /s/ Jean-Baptiste De Gorostarzu
                                 ------------------------------------
                                 Name:   Jean-Baptiste De Gorostarzu
                                 Title:  Chief Investment Officer

                              (CONTINUED)

                              ADDITIONAL STOCKHOLDER

                              Axa France Actions
                              ----------------------------------
                              (Fill in name of institution)


                              By: /s/ Pascale Sagnier
                                 -------------------------------
                                 Name:   Pascale Sagnier
                                 Title:  Chairman and Chief Executive Officer

                              (CONTINUED)

                              ADDITIONAL STOCKHOLDER

                              Axa International Actions
                              ----------------------------------
                              (Fill in name of institution)


                              By: /s/ Christian Rabeau
                                 -------------------------------
                                 Name:   Christian Rabeau
                                 Title:  Chief Investment Officer

                              (CONTINUED)

                              ADDITIONAL STOCKHOLDER

                              Axa Valeurs
                              ----------------------------------
                              (Fill in name of institution)


                              By: /s/ Pascale Sagnier
                                 -------------------------------
                                 Name:   Pascale Sagnier
                                 Title:  Chief Investment Officer

                              (CONTINUED)

                              ADDITIONAL STOCKHOLDER

                              Banque Pour L'Expansion Industrielle, S.A.
                              -------------------------------------------
                              (Fill in name of institution)


                              By: /s/ Gilles Perony
                                 ----------------------------------------
                                 Name:   Gilles Perony
                                 Title:  Directeur
                                         Departement Des Participations

                              (CONTINUED)

                              ADDITIONAL STOCKHOLDER

                              CFJPE
                              ----------------------------------
                              (Fill in name of institution)


                              By: /s/ Jean Dumau Berenx
                                 -------------------------------
                                 Name:   Jean Dumau Berenx
                                 Title:  General Manager

                              (CONTINUED)

                              ADDITIONAL STOCKHOLDER

                              CFJPE
                              ----------------------------------
                              (Fill in name of institution)


                              By: /s/ Jc. Delvaux
                                 -------------------------------
                                 Name:   Jc. Delvaux
                                 Title:  General Manager

                              (CONTINUED)

                              ADDITIONAL STOCKHOLDER

                              Credit Du Nord
                              ----------------------------------
                              (Fill in name of institution)


                              By: /s/ S. De Le Homie
                                 -------------------------------
                                 Name:   S. De Le Homie
                                 Title:  Directeur

                              (CONTINUED)

                              ADDITIONAL STOCKHOLDER

                              FCPR Gan Avenir
                              ----------------------------------
                              (Fill in name of institution)


                              By: /s/ Ghislain De Murard
                                 -------------------------------
                                 Name:   Ghislain De Murard
                                 Title:  Ges Gestion Management Company

                              (CONTINUED)

                              ADDITIONAL STOCKHOLDER

                              Mediale FCPR
                              ----------------------------------
                              (Fill in name of institution)


                              By: /s/ Michel Bouissou
                                 -------------------------------
                                 Name:   Michel Bouissou
                                 Title:  Chairman

                              (CONTINUED)

                              ADDITIONAL STOCKHOLDER

                              Saint Dominique Participations
                              ----------------------------------
                              (Fill in name of institution)


                              By: /s/ Jean Dumau De Berenx
                                 -------------------------------
                                 Name:   Jean Dumau De Berenx
                                 Title:  General Manager

                              (CONTINUED)

                              ADDITIONAL STOCKHOLDER

                              Societe Financiere De La Bace
                              ----------------------------------
                              (Fill in name of institution)


                              By: /s/ Jean Dumau Berenx
                                 -------------------------------
                                 Name:   Jean Dumau Berenx
                                 Title:  General Manager

                              (CONTINUED)

                              ADDITIONAL STOCKHOLDER

                              Societe Francaise Auxiliaire
                              ----------------------------------
                              (Fill in name of institution)
                              (Formerly known as Societe Financiere Auxiliaire)


                              By: /s/ Gerard Lin
                                 -------------------------------
                                 Name:   Gerard Lin
                                 Title:  Managing Director

                              (CONTINUED)

                              ADDITIONAL STOCKHOLDER

                              Societe Pour Le Financement
                              Des Industries Exportatrices
                                               -Sofinindex
                              ----------------------------------
                              (Fill in name of institution)


                              By: /s/ Jean Dumau Berenx
                                 -------------------------------
                                 Name:   Jean Dumau Berenx
                                 Title:  General Manager

                              (CONTINUED)

                              ADDITIONAL STOCKHOLDER

                              Union D'Etudes Et D'Investissements
                              ----------------------------------
                              (Fill in name of institution)


                              By: /s/ Jean-Jacques Vaury
                                 -------------------------------
                                 Name:   Jean-Jacques Vaury
                                 Title:  Chief Financial Officer